Exhibit 23

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Idaho Power Company's Registration Statement Nos. 33-51215 and 333-33124 on Form S-3 and IDACORP, Inc.'s Registration Statement Nos. 333-00139 and 333-64737 on Form S-3 and Registration Statement Nos. 333-89445 and 333-65157 on Form S-8 of our reports dated February 1, 2001 on IDACORP, Inc. and Idaho Power Company, appearing in this Current Report on Form 8-K of IDACORP, Inc. and Idaho Power Company.




DELOITTE & TOUCHE LLP

Boise, Idaho
February 23, 2001